UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2018

Community Choice Financial Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-35537	45-1536453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6785 Bobcat Way, Suite 200
Dublin OH 43016
(Address of principal executive offices) (Zip code)

888-513-9395
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The Company announced today that an ad hoc group of holders of the Company’s senior notes due in April of 2019 and May of 2020 and Victory Park Management, LLC, as administrative agent for a group of affiliates (which we collectively refer to as VPC) have agreed in principle to effect the refinancing in full of the Company’s $47.0 million revolving credit facility with VPC.  The Company expects that certain of the ad hoc group members will provide $42.0 million to fund a new $45.0 million revolving credit facility, in which VPC would receive a $3.0 million principal position in partial settlement of the Company’s obligations to it.  The balance of the $47 million will be paid with funds from Company operations or cash on hand.  The new revolving credit facility will mature two years from closing and will bear interest at 9% per annum, which represents a significant interest rate reduction from the current revolving credit facility.  Additionally, the revolving credit facility will include a make-whole provision, in each case, with respect to $42.0 million of the facility.  This revolving credit facility will reduce to $42.0 million on October 31, 2018.   The revolving credit facility will also contain restrictive covenants that limit the Company’s and its restricted subsidiaries’ ability to incur additional indebtedness, pay dividends on or make other distributions or repurchase our capital stock, make certain investments, enter into certain types of transactions with affiliates, create liens and sell certain assets or merge with or into other companies.  Furthermore, the agreement will also require compliance with covenants that relate to financial performance, including monthly asset coverage, consolidated EBITDA and corporate liquidity tests. All obligations under this revolving credit facility will be secured by substantially all the assets of the Company and its guarantor-subsidiaries.

The revolving credit facility will require that the Company effect a deleveraging transaction on or before November 30, 2018, via exchange offers, refinancing or other means, subject to approval at the direction of the majority funders of the new facility, whereby at least two-thirds (66 2/3%) of the indebtedness then held by each holder of any of our outstanding senior secured notes will be converted to equity in the Company (or a newly-created entity) and/or junior indebtedness.

In addition, the Company expects to issue an additional $10.0 million of its senior notes due in April 2019 to VPC in partial settlement of the Company’s obligations to VPC under the VPC revolving credit facility  While the Company anticipates completing the refinancing transactions in the next 10 days, there can be no assurance that Company will be able to consummate the transactions described above on the terms set forth herein or on different or other terms.

Upon the closing of the transactions described above, another non-guarantor subsidiary will enter into an amendment which will increase its credit facility from $60.0 million to $63.5 million, with an additional $1.5 million of availability subject to lender discretion.  The amendment, will among other things, increase the administrative fee to 1.2% per annum and will increase the interest rate to 17.0% per annum on principal amounts over $60.0 million.

Forward-Looking Statements and Information

Certain statements contained or incorporated by reference in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, as amended. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “could,” “would,” “shall,” “will,” “seeks,” “targets,” “future,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. Such statements include, but are not limited to, descriptions of the proposed refinancing, or intentions and descriptions of assumptions underlying any of the above matters and other statements that are not historical fact. The parties to the expected refinancing have not entered into any binding agreements and there can be no assurance that CCFI will be successful in completing the refinancing or any other similar transaction on the terms described herein, on different terms, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Choice Financial Inc

Dated: August 21, 2018	By:	/s/ Michael Durbin
Michael Durbin
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer